Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Third Quarter Results

Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 4:30 p.m. ET

MELVILLE, N.Y., December 3, 2014 - Verint® Systems Inc. (NASDAQ: VRNT), a global leader in Actionable Intelligence® solutions and value-added services, today announced results for the three and nine months ended October 31, 2014.

“We are pleased with our strong third quarter results which reflect our focus on innovation and our expanding portfolio of actionable intelligence solutions for a smarter world. Our third quarter performance follows the strong execution we had in our first two quarters, and we believe we are well positioned to finish the year strong, and to sustain long-term growth,” said Dan Bodner, CEO and President.

Financial Highlights
Below is selected unaudited financial information for the three and nine months ended October 31, 2014 prepared in accordance with generally accepted accounting principles (“GAAP”) and not in accordance with GAAP (“non-GAAP”).

Three Months Ended October 31, 2014 - GAAP	Three Months Ended October 31, 2014 - Non-GAAP
Revenue: $282.6 million	Revenue: $288.5 million
Operating Income: $24.4 million	Operating Income: $64.7 million
Diluted EPS: $0.17	Diluted EPS: $0.84

Nine Months Ended October 31, 2014 - GAAP	Nine Months Ended October 31, 2014 - Non-GAAP
Revenue: $816.8 million	Revenue: $842.6 million
Operating Income: $36.8 million	Operating Income: $174.3 million
Diluted EPS: $0.45	Diluted EPS: $2.28

Financial Outlook
Below is Verint’s non-GAAP outlook for the year ending January 31, 2015.

•	We are slightly increasing the mid-point of our revenue outlook, narrowing our revenue range to $1.140 billion to $1.165 billion.

•	Our guidance for diluted earnings per share is unchanged at a range of $3.35 to $3.50.

Below is Verint’s non-GAAP preliminary outlook for the year ending January 31, 2016.

•	We are introducing a revenue range of $1.225 billion to $1.275 billion.

•	We are introducing a diluted earnings per share range of $3.65 to $3.85.

Conference Call Information
We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and nine months ended October 31, 2014 and outlook for the year ending January 31, 2015. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-877-299-4454 (United States and Canada) and 1-617-597-5447 (international) and the passcode is 92895301. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see Tables 2 and 3 as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

Our non-GAAP outlook does not include the potential impact of any business acquisitions that may occur after the date hereof, and reflects foreign currency exchange rates approximately consistent with current rates.

We are not providing a quantitative reconciliation of our non-GAAP outlook to the corresponding GAAP information because the GAAP measures that we exclude from our non-GAAP outlook, other than those described below, are difficult to predict and are primarily dependent on future uncertainties. The more significant GAAP measures excluded from our non-GAAP outlook for which we do not prepare a reconcilable GAAP forecast include revenue adjustments related to acquisitions, stock-based compensation, and income taxes.
Our non-GAAP outlook for the year ending January 31, 2015 excludes the following known GAAP measures:

•	Amortization of intangible assets - approximately $78 million;

•	Amortization of discount on convertible notes - approximately $6 million; and

•	Losses on early retirements of debt - approximately $13 million.

Our non-GAAP outlook for the year ending January 31, 2016 excludes the following known GAAP measures:

•	Amortization of intangible assets - approximately $77 million; and

•	Amortization of discount on convertible notes - approximately $10 million.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond, and take action.  Our Actionable Intelligence solutions help organizations address three important challenges: Customer Engagement Optimization; Security Intelligence; and Fraud, Risk, and Compliance. Today, more than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Learn more at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes and evolving industry standards in our product offerings and to successfully develop, launch, and drive demand for new and enhanced, innovative, high-quality products that meet or exceed customer needs; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with capital constraints, valuations, costs and expenses, maintaining profitability levels, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to effectively and efficiently execute on our growth strategy, including managing investments in our business and operations and enhancing and securing our internal and external operations; risks associated with our ability to effectively and efficiently allocate limited financial and human resources to business, development, strategic, or other opportunities that may not come to fruition or produce satisfactory returns; risks that we may be unable to maintain and enhance relationships with key resellers, partners, and systems integrators; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, security lapses, or with information technology system failures or disruptions; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, and fluctuations in foreign exchange rates; risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate; risks associated with our ability to recruit and retain qualified personnel in regions in which we operate; challenges associated with selling sophisticated solutions, long sales cycles, and emphasis on larger transactions, including in assisting customers in realizing the benefits of our solutions and in accurately forecasting revenue and expenses and in maintaining profitability; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks that our products may contain defects, which could expose us to substantial liability; risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products, including companies that may compete with us or work with our competitors; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of CTI's former subsidiary, Comverse, Inc., being unwilling or unable to provide us with certain indemnities or transition services to which we are entitled; risks relating to our ability to successfully implement and maintain adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays; and risks associated with changing tax rates, tax laws and regulations, and the continuing availability of expected tax benefits, including those expected as a result of acquisitions. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2014, when filed, and other filings we make with the SEC.
VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2014	2013	2014	2013
Revenue:
Product	$118,346	$101,974	$339,657	$287,189
Service and support	164,228	122,340	477,126	364,358
Total revenue	282,574	224,314	816,783	651,547
Cost of revenue:
Product	32,925	33,322	104,524	94,584
Service and support	60,082	36,900	178,939	115,568
Amortization of acquired technology and backlog	8,096	1,935	23,018	7,920
Total cost of revenue	101,103	72,157	306,481	218,072
Gross profit	181,471	152,157	510,302	433,475
Operating expenses:
Research and development, net	43,008	30,704	128,408	91,935
Selling, general and administrative	102,738	77,472	310,946	240,540
Amortization of other acquired intangible assets	11,367	6,150	34,124	18,193
Total operating expenses	157,113	114,326	473,478	350,668
Operating income	24,358	37,831	36,824	82,807
Other income (expense), net:
Interest income	208	242	683	563
Interest expense	(8,494)	(7,416)	(28,103)	(21,987)
Losses on early retirements of debt	—	—	(12,546)	(9,879)
Other income (expense), net	167	(646)	1,266	(5,013)
Total other expense, net	(8,119)	(7,820)	(38,700)	(36,316)
Income (loss) before provision for (benefit from) income taxes	16,239	30,011	(1,876)	46,491
Provision for (benefit from) income taxes	4,766	5,957	(31,788)	11,869
Net income	11,473	24,054	29,912	34,622
Net income attributable to noncontrolling interest	803	1,567	3,564	3,752
Net income attributable to Verint Systems Inc.	10,670	22,487	26,348	30,870
Dividends on preferred stock	—	—	—	(174)
Net income attributable to Verint Systems Inc. common shares	$10,670	$22,487	$26,348	$30,696

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.18	$0.42	$0.46	$0.58
Diluted	$0.17	$0.42	$0.45	$0.57

Weighted-average common shares outstanding:
Basic	60,644	53,374	57,222	52,781
Diluted	61,492	53,946	58,332	53,561

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2014	2013	2014	2013
GAAP Revenue By Segment:
Enterprise Intelligence	$165,526	$125,897	$481,119	$364,693
Communications Intelligence	93,040	71,130	256,165	198,633
Video Intelligence	24,008	27,287	79,499	88,221
GAAP Total Revenue	$282,574	$224,314	$816,783	$651,547

Revenue Adjustments Related to Acquisitions:
Enterprise Intelligence	$5,744	$323	$25,263	$692
Communications Intelligence	201	119	523	530
Video Intelligence	—	—	—	167
Total Revenue Adjustments Related to Acquisitions	$5,945	$442	$25,786	$1,389

Non-GAAP Revenue By Segment:
Enterprise Intelligence	$171,270	$126,220	$506,382	$365,385
Communications Intelligence	93,241	71,249	256,688	199,163
Video Intelligence	24,008	27,287	79,499	88,388
Non-GAAP Total Revenue	$288,519	$224,756	$842,569	$652,936

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2014	2013	2014	2013

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$181,471	$152,157	$510,302	$433,475
Revenue adjustments related to acquisitions	5,945	442	25,786	1,389
Amortization of acquired technology and backlog	8,096	1,935	23,018	7,920
Stock-based compensation expenses	1,165	701	3,491	1,780
M&A and other adjustments	(1,078)	6	3,587	384
Non-GAAP gross profit	$195,599	$155,241	$566,184	$444,948

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income and Non-GAAP EBITDA

GAAP operating income	$24,358	$37,831	$36,824	$82,807
Revenue adjustments related to acquisitions	5,945	442	25,786	1,389
Amortization of acquired technology and backlog	8,096	1,935	23,018	7,920
Amortization of other acquired intangible assets	11,367	6,150	34,124	18,193
Stock-based compensation expenses	12,626	9,729	38,553	25,154
M&A and other adjustments	2,295	312	15,960	9,060
Non-GAAP operating income	64,687	56,399	174,265	144,523
GAAP depreciation and amortization (1)	24,323	12,407	72,063	38,556
Amortization of acquired technology and backlog	(8,096)	(1,935)	(23,018)	(7,920)
Amortization of other acquired intangible assets	(11,367)	(6,150)	(34,124)	(18,193)
Non-GAAP depreciation and amortization	4,860	4,322	14,921	12,443
Non-GAAP EBITDA	$69,547	$60,721	$189,186	$156,966

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(8,119)	$(7,820)	$(38,700)	$(36,316)
Losses on early retirements of debt	—	—	12,546	9,879
Unrealized (gains) losses on derivatives, net	(1,562)	585	(1,742)	249
Amortization of convertible note discount	2,417	—	3,565	—
M&A and other adjustments	(154)	347	(79)	1,644
Non-GAAP other expense, net	$(7,418)	$(6,888)	$(24,410)	$(24,544)

Table of Reconciliation from GAAP Provision for (Benefit from) Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for (benefit from) income taxes	$4,766	$5,957	$(31,788)	$11,869
Non-cash tax adjustments	(24)	(1,140)	45,113	478
Non-GAAP provision for income taxes	$4,742	$4,817	$13,325	$12,347

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$10,670	$22,487	$26,348	$30,870
Revenue adjustments related to acquisitions	5,945	442	25,786	1,389
Amortization of acquired technology and backlog	8,096	1,935	23,018	7,920
Amortization of other acquired intangible assets	11,367	6,150	34,124	18,193

Stock-based compensation expenses	12,626	9,729	38,553	25,154
M&A and other adjustments	2,141	659	15,881	10,704
Losses on early retirements of debt	—	—	12,546	9,879
Unrealized (gains) losses on derivatives, net	(1,562)	585	(1,742)	249
Amortization of convertible note discount	2,417	—	3,565	—
Non-cash tax adjustments	24	1,140	(45,113)	(478)
Total GAAP net income adjustments	41,054	20,640	106,618	73,010
Non-GAAP net income attributable to Verint Systems Inc.	$51,724	$43,127	$132,966	$103,880

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$10,670	$22,487	$26,348	$30,696
Total GAAP net income adjustments	41,054	20,640	106,618	73,010
Non-GAAP net income attributable to Verint Systems Inc. common shares	$51,724	$43,127	$132,966	$103,706

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.17	$0.42	$0.45	$0.57

Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.84	$0.80	$2.28	$1.93

Shares used in computing GAAP diluted net income per common share	61,492	53,946	58,332	53,561

Shares used in computing non-GAAP diluted net income per common share	61,492	53,946	58,332	53,725

(1) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31,	January 31,
(in thousands, except share and per share data)	2014	2014
Assets
Current Assets:
Cash and cash equivalents	$192,335	$378,618
Restricted cash and bank time deposits	39,930	6,423
Short-term investments	40,136	32,049
Accounts receivable, net of allowance for doubtful accounts of $1.1 million and $1.2 million, respectively	252,003	194,312
Inventories	21,502	10,693
Deferred cost of revenue	11,149	10,818
Prepaid expenses and other current assets	70,111	61,478
Total current assets	627,166	694,391
Property and equipment, net	59,541	40,145
Goodwill	1,221,004	853,389
Intangible assets, net	336,297	132,847
Capitalized software development costs, net	9,031	8,483
Long-term deferred cost of revenue	12,730	9,843
Other assets	41,341	33,809
Total assets	$2,307,110	$1,772,907

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$69,271	$65,656
Accrued expenses and other current liabilities	217,847	179,148
Current maturities of long-term debt	36	6,555
Deferred revenue	157,581	162,124
Total current liabilities	444,735	413,483
Long-term debt	734,316	635,830
Long-term deferred revenue	13,680	13,661
Other liabilities	93,917	76,815
Total liabilities	1,286,648	1,139,789
Commitments and Contingencies
Stockholders' Equity:
Preferred Stock - $0.001 par value; authorized 2,207,000 shares at October 31, 2014 and January 31, 2014; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 61,055,000 and 53,907,000 shares; outstanding 60,707,000 and 53,605,000 shares at October 31, 2014 and January 31, 2014, respectively.	61	54
Additional paid-in capital	1,305,883	924,663
Treasury stock, at cost - 348,000 and 302,000 shares at October 31, 2014 and January 31, 2014, respectively.	(10,251)	(8,013)
Accumulated deficit	(223,657)	(250,005)
Accumulated other comprehensive loss	(61,209)	(39,725)
Total Verint Systems Inc. stockholders' equity	1,010,827	626,974
Noncontrolling interest	9,635	6,144
Total stockholders' equity	1,020,462	633,118
Total liabilities and stockholders' equity	$2,307,110	$1,772,907

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended October 31,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$29,912	$34,622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,298	40,230
Stock-based compensation - equity portion	35,048	22,006
Amortization of discount on convertible notes	3,565	—
Reduction of valuation allowance resulting from acquisition of KANA	(45,171)	—
Non-cash (gains) losses on derivative financial instruments, net	(1,666)	44
Losses on early retirements of debt	12,546	9,879
Other non-cash items, net	8,387	1,783
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(41,717)	(8,820)
Inventories	(7,801)	(861)
Deferred cost of revenue	(3,177)	(1,951)
Prepaid expenses and other assets	13,111	24,822
Accounts payable, accrued expenses, and other current liabilities	26,472	1,607
Deferred revenue	(10,903)	(7,918)
Other, net	(2,663)	(424)
Net cash provided by operating activities	90,241	115,019

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(602,943)	(10,457)
Purchases of property and equipment	(15,831)	(9,439)
Purchases of short-term investments	(21,175)	(195,509)
Sales and maturities of short-term investments	11,363	70,000
Cash paid for capitalized software development costs	(4,510)	(3,892)
Change in restricted cash and bank time deposits, including long-term portion	(37,023)	5,935
Other investing activities, net	(1,466)	205
Net cash used in investing activities	(671,585)	(143,157)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discounts	1,526,750	646,750
Repayments of borrowings and other financing obligations	(1,361,777)	(584,309)
Proceeds from public issuance of common stock	274,563	—
Proceeds from issuance of warrants	45,188	—
Payments for convertible note hedges	(60,800)	—
Payments of equity issuance, debt issuance and other debt-related costs	(29,164)	(7,754)
Proceeds from exercises of stock options	13,081	6,432
Purchases of treasury stock	(2,238)	—
Cash received in CTI Merger	—	10,370
Payments of contingent consideration for business combinations (financing portion)	(8,684)	(16,087)
Net cash provided by financing activities	396,919	55,402
Effect of exchange rate changes on cash and cash equivalents	(1,858)	223
Net (decrease) increase in cash and cash equivalents	(186,283)	27,487
Cash and cash equivalents, beginning of period	378,618	209,973
Cash and cash equivalents, end of period	$192,335	$237,460

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Tables 2 and 3 include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Adjustments to Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. We exclude these adjustments from our non-GAAP financial measures because these are not reflective of our ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology and backlog, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges.

M&A and other adjustments. We exclude from our non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations and restructurings. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized (gains) losses on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on foreign currency derivatives not designated as hedges. These gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which we believe are not reflective of our ongoing operations.

Losses on early retirements of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt because we believe it is not reflective of our ongoing operations.

Amortization of convertible note discount. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. As a result, for GAAP purposes, we are required to recognize imputed interest expense in amounts significantly in excess of the coupon rate on our $400.0 million of 1.50% convertible notes. The difference between the imputed interest expense and the coupon interest expense is excluded from our non-GAAP financial measures because we believe that this non-cash expense is not reflective of ongoing operations.

Non-cash tax adjustments. We exclude from our non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes we expect to pay related to current year income, and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.